Investor HighlightsCITI GLOBAL PROPERTY CEO CONFERENCE MARCH 2017

2 LEGAL DISCLOSURES Forward-Looking Statements Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of our strategies, plans or intentions. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. These assumptions include, among others, our projections and expectations regarding: market trends in the single-family home rental industry and in the local markets where we operate, our ability to institutionalize a historically fragmented business model, our business strengths, our ideal tenant profile, the quality and location of our properties in attractive neighborhoods, the scale advantage of our national platform and the superiority of our operational infrastructure, the effectiveness of our investment philosophy and diversified acquisition strategy, our ability to grow our portfolio and to create a cash flow opportunity with attractive current yields and upside from increasing rents and cost efficiencies and our understanding of our competition and general economic, demographic and real estate conditions that may impact our business. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation, March 3, 2017. We undertake no obligation to update any forward-looking statements to conform to actual results or changes in our expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report for the year ended December 31, 2016 and the Company’s subsequent filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP) because we believe they help investors understand our performance. A reconciliation of those non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the Appendix of this presentation. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies.

AMH Highlights Section 3 FOURTH QUARTER 2016 HIGHLIGHTS Houston, TX

STRONG SAME-HOME PERFORMANCE

(Amounts in thousands, except property and per property data)

	4Q15	1Q16	2Q16	3Q16	4Q16
Number of Same-Home properties	25,270	25,270	25,270	25,270	25,270
Rents from single-family properties	$ 101,886	$ 104,404	$ 105,968	$ 106,859	$ 107,316
Fees from single-family properties	1,261	1,307	1,353	1,516	1,222
Bad debt	(559)	(621)	(712)	(1,233)	(1,019)
Core revenues (1)	**$ 102,588**	**$ 105,090**	**$ 106,609**	**$ 107,142**	**$ 107,519**
R&M, turnover and in-house maintenance, net	8,647	7,910	8,250	10,096	7,806
Property tax, insurance and HOA fees	22,049	22,469	23,206	22,851	22,171
Property management	9,000	9,261	8,796	8,879	8,331
Core property operating expenses	**$ 39,696**	**$ 39,640**	**$ 40,252**	**$ 41,826**	**$ 38,308**
Core net operating income ("Core NOI") (2)	**62,892**	**65,450**	**66,357**	**65,316**	**69,211**
NOI margin	*61.3%*	*62.3%*	*62.2%*	*61.0%*	*64.4%*
Capital expenditures	3,856	3,326	4,833	5,719	3,469
Core NOI after capex (3)	**$ 59,036**	**$ 62,124**	**$ 61,524**	**$ 59,597**	**$ 65,742**
YOY growth in quarterly Core NOI after capex [(1)] (3)	**14.3%**	**10.0%**	**14.8%**	**12.3%**	**11.4%**
Average capital expenditures	**$ 153**	**$ 132**	**$ 191**	**$ 226**	**$ 137**
Average R&M, turnover, in-house maintenance and capex per property (4)	**$ 495**	**$ 444**	**$ 518**	**$ 626**	**$ 446**

$ 2,034

Operating Highlights

1. Increasing revenues driven by strong rental rate increases and higher average occupancy levels
2. Platform maturation and continued expense controls lead to stable, predictable and growing cash flows
3. Outsized Y-o-Y growth in quarterly Core NOI after capex, representing the sixth consecutive quarter of >10% Y-o-Y growth
4. Reduction in expenditures resulting from platform maturation and operating efficiencies

(1) Year over year percentage growth comparisons based on quarterly same-home populations presented in the Company's supplemental for the respective period.

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5 STABLE AND IMPROVING SAME-HOME OPERATING METRICS SAME-HOME Y-O-Y CORE REVENUE GROWTH SAME-HOME PERCENTAGE LEASED COMBINED MAINTENANCE AND CAPEX PER PROPERTY (2) Y-O-Y SAME-HOME CORE NOI AFTER CAPEX GROWTH Attractive Same-Home Core NOI growth due to strong revenue increases, operational efficiencies, and improving expense controls (1) Number of referenced Same-Home properties is applicable to each respective operating period reflected in other operating metrics on this page. (2) Includes average R&M and turnover costs, net of tenant charge-backs, in-house maintenance and capital expenditures per property. 5.4% 6.6% 5.4%  5.5%  4.8% 0% 2% 4% 6% 8% 10% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 23,812 25,361 25,288 25,273 25,270 Number of Same‐Home properties: (1) 95.5%  96.9%  97.0%  95.9%  95.4% 0% 25% 50% 75% 100% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 $501  $446  $518  $626  $446  $0 $200 $400 $600 $800 $1,000 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 14.3%  10.0%  14.8%  12.3%  11.4% 0% 5% 10% 15% 20% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016

BALANCE SHEET STRENGTH & FLEXIBILITY

TOTAL ENTERPRISE VALUE

(Figures in millions, except per share amounts)	12/31/2016
Stock Price Per Share as of 12/31/16	**$20.98**
Common Shares and Units	298.931
Value of Common Shares and Units	**$6,272**
Preferred Shares (Liquidation Preference)	975
Total Equity Market Capitalization	**7,247**
Asset-backed Securitizations	2,491
Exchangeable Senior Notes	115
Secured Note Payable	50
Revolving Credit Facility	-
Term Loan	325
Total Debt (1)	**2,981**
Total Market Capitalization	**$10,228**
Total Debt	$2,981
Cash & Cash Equivalents	(119)
Net Debt	**$2,862**
LEVERAGE	
Total Debt / Total Market Capitalization	29.1%
Net Debt / TTM Adjusted EBITDA (2)	6.3X

BALANCE SHEET PHILOSOPHY

- Maintain flexible balance sheet with diverse access to capital
- Focus on optimizing the capital stack and reducing the cost of capital
- Expand the sources of capital as the Company and the SFR sector evolves and matures
- Prudent retention of operating cash flow

DEBT MATURITY SCHEDULE (3)



$793.8
$115.0
$505.9
$49.8
$456.1
$325.0
$1,019.6
$1,015.5
Liquidity
2017
2018
2019
2020
2021
2022
2023
2024
Thereafter
Liquidity[(4)]
Exchangeable Senior Notes
Asset-Backed Securitizations
Secured Note Payable
Term Loan Facility

Assumes exercise of all available maturity extensions

(1) Reflects face amount of debt outstanding which excludes unamortized discounts and loan costs.
(2) Adjusted EBITDA is a supplemental non-GAAP financial measure. Refer to "Defined terms and Non-GAAP Reconciliations" in the Appendix.
(3) Reflects maturity of entire principal balance at the fully extended maturity date inclusive of regularly scheduled amortization.
(4) Liquidity represents the sum of the cash on the balance sheet ($119 million), as of December 31, 2016, and the undrawn availability under the credit agreement ($675 million), with which the Company must remain in compliance to borrow under.

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7 STRONG GROWTH PROFILE SUPPORTED BY BEST-IN-CLASS EFFICIENCY CORE FUNDS FROM OPERATIONS ADJUSTED FUNDS FROM OPERATIONS NET DEBT TO TTM ADJUSTED EBITDA BEST-IN-CLASS MANAGEMENT PLATFORM EFFICIENCY $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 $0.23 $0.25 $0.24 $0.26 25.1%26.6%46.8%47.1% Y‐o‐Y Core FFO percentage increase: 30.0% ( i n   m i l l i o n s ) $0.21 ( i n   m i l l i o n s ) 0.0 2.0 4.0 6.0 8.0 10.0 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 6.3x 7.5x 6.8x 8.1x 12% 12% 13% 13% 14% 14% 15% 15% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 14.1% 14.6% 13.0% 13.0% 12.6% $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 $0.18 $0.20 $0.21 $0.19 $0.23 36.1% 70.1% 76.5% 32.6% 30.0% Y‐o‐Y AFFO percentage increase: (1) Core Funds from Operations, Adjusted Funds from Operations and Adjusted EBITDA are supplemental non-GAAP financial measures. Refer to “Defined terms and Non-GAAP Reconciliations” in the Appendix. (2) Core FFO and Adjusted FFO percentage increases are presented on a per FFO share and unit basis. (3) Total management costs as a percentage of revenues represents our management costs, including property management, general and administrative, and leasing costs, divided by total portfolio rents and fees. T o t a l   m a n a g e m e n t   c o s t s   a s   %   o f   r e v e n u e s   (3) (1) (2) (1) (2) (1)  9.9x

AMH Highlights Section 8 COMPANY HIGHLIGHTS Charlotte, NC

9 Large, Diversified Portfolio (1) • 48,422 high-quality, well-located single-family properties in 22 states • Average age of properties of 13.8 years • Total leased percentage of 94.7% Strong Balance Sheet • Conservative approach to leverage • Total debt / Total market capitalization: 29.1%; Net debt / TTM Adjusted EBITDA: 6.3x • $794 million of liquidity Enhanced Access to Capital in 2016 • Entered into a new $1.0 billion credit agreement, includes a revolving credit facility of $650 million and a delayed draw term loan facility of $350 million • Completed two perpetual preferred stock offerings with aggregate total proceeds of approximately $500 million • Repurchased approximately $96 million under common share repurchase at an average price of $15.44 per share • Authorized $400.0 million “at the market” common share offering program and issued 4.9 million Class A common shares for total proceeds of $104.0 million at an average price of $21.13 per share Superior Operational Infrastructure • Well-developed, scalable national operating platform with local market expertise • Robust technology utilization – best-in-class call center and website Strong Alignment of Interest • Hughes family and senior management team own approximately $1.7 billion of common equity (4) Internal Corporate and Property Management • Aligned incentives and increased efficiency • Fully internalized asset and property management Experienced Management Team • Management team with a track record of successfully building and operating businesses in public markets AMERICAN HOMES 4 RENT STRENGTHS (1) As of Dec. 31, 2016. Percentage leased and average age exclude 1,119 held for sale single-family properties. (2) Adjusted EBITDA is a supplemental non-GAAP financial measure. Refer to “Defined terms and Non-GAAP Reconciliations” in the Appendix. (3) Liquidity represents the sum of the cash on the balance sheet ($119 million), as of December 31, 2016, and the undrawn availability under the revolving credit facility ($675 million), with which the Company must remain in compliance to borrow under. (4) Based on closing stock price of $20.98 on December 30, 2016. Common equity includes common shares and operating partnership units that are convertible into common shares. Well-positioned to consolidate an attractive, fragmented business (2) (3)

10 NATIONAL HIGH QUALITY PORTFOLIO IN ATTRACTIVE MARKETS (1) As of Dec. 31 2016. Percentage leased, average age and average sq. ft. per home exclude 1,119 held for sale single-family properties. (2) Based on number of properties as of Dec. 31, 2016. Dallas-Fort Worth, TX, 9.2% Atlanta, GA, 8.5% Houston, TX, 6.7% Indianapolis, IN, 6.1% Phoenix, AZ, 5.9% Charlotte, NC, 6.0% Nashville, TN, 5.1% Greater Chicago area, IL and IN, 4.3% Cincinnati, OH, 4.1% Raleigh, NC, 3.9% All Other, 40.2% • 48,422 owned homes • 22 states • 94.7% total leased • Average age of 13.8 years • Average sq. ft. of 1,960 per home PORTFOLIO HIGHLIGHTS (1) PROPERTIES BY MARKET (2)

11 TOP 10 MARKET CHARACTERISTICS Source: John Burns Real Estate Consulting, Moody’s Analytics (Data: Dec‐16; Pub: Feb‐17) Dallas/Ft. Worth, TX  • Rising costs and significant demand will continue to push home prices, making ownership difficult for lower‐earning  buyers and resulting in continuing rising rental rates.  Atlanta, GA • Household growth and lower homeownership should drive demand in the for‐rent sector. Houston, TX • Declining ownership rates should translate into higher renter rates. Indianapolis, IN • This is one of the healthiest and most balanced markets in the country. Our forecasts call for home prices and rents  to rise further through 2019.  Charlotte, NC • Continued household and job growth will translate into continued rising prices and rents through 2019. Phoenix, AZ • SFR occupancy is now over 94%, one of the highest levels of the MSAs reviewed. Our forecasts call for home prices  and rents to rise through 2019.  Nashville, TN • Relatively strong household growth rates should contribute to demand for SFR units at levels at least similar to the  past five years. Chicago, IL • Low new construction puts upward pressure on housing prices, which have recently seen some of their highest rates  of increase in a decade.  Cincinnati, OH • Limited new home supply along with being one of the strongest Midwestern economies should boost demand in  the coming years. Raleigh‐Durham, NC  • While for‐sale housing is very affordable, high household growth rates will aid all segments on the housing market,  including SFR.

STRONG PROPERTY MANAGEMENT ENSURES TENANT SATISFACTION AND CONTINUING ASSET QUALITY

- Completed property management internalization in Q4 2013
- Centralized management functions provide consistency and efficiency of execution
- In-house maintenance program provides enhanced customer service and efficiencies in portfolio maintenance in markets comprising approximately 90% of homes

MAINTENANCE

- Service center in Las Vegas handles all incoming maintenance calls
  - Tenants can either call the service center, contact the property manager, or make requests online
- AMH personnel troubleshoot, assign and oversee performance of maintenance work utilizing local preferred vendors and in-house maintenance personnel

PROACTIVE MAINTENANCE

- Extensive walkthroughs with tenants prior to occupancy
- HOA requirement is another line of defense to ensure property is being maintained to standards
- Utilize in-house maintenance visits to informally inspect occupied homes

IN-HOUSE MAINTENANCE

- Reduces maintenance costs
- Speeds up turn times
- Provides enhanced customer service

AMERICAN Homes 4 Rent 12

13 Highlights(1) DEFINED TERMS AND NON-GAAP RECONCILIATIONS Core Net Operating Income ("Core NOI"), Same-Home Core NOI and Same-Home Core NOI after capital expenditures Core NOI and Same-Home Core NOI are supplemental non-GAAP financial measures that we define as core revenues from single-family properties, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating expenses excluding expenses reimbursed by tenant charge-backs and bad debt expense. A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss. Single-family properties that we acquire individually (i.e., not through a bulk purchase) are classified as either stabilized or non-stabilized. A property is classified as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. Core NOI and Same-Home Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of convertible units, (3) gain or loss on early extinguishment of debt, (4) gain or loss on sale of single-family properties, (5) depreciation and amortization, (6) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (7) noncash share-based compensation expense, (8) interest expense, (9) general and administrative expense, (10) other expenses and (11) other revenues. We further adjust Same-Home Core NOI by subtracting capital expenditures to calculate Same-Home Core NOI after capital expenditures, which we believe is a meaningful supplemental non-GAAP financial measure because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed. We consider Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures to be meaningful financial measures because we believe they are helpful to investors in understanding the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures should be considered only as supplements to net income (loss) as a measure of our performance. Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Core NOI, Same-Home Core NOI and Same- Home Core NOI after capital expenditures also should not be used as substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

DEFINED TERMS AND NON-GAAP RECONCILIATIONS

The following is a reconciliation of net (loss) income attributable to common shareholders, determined in accordance with GAAP, to Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures for the trailing five quarters (amounts in thousands):

	For the Three Months Ended				
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016
Net (loss) income attributable to common shareholders	$ (20,474)	$ (4,377)	$ (10,404)	$ (21,152)	$ 2,391
Dividends on preferred shares	5,569	5,569	7,412	13,669	13,587
Noncontrolling interest	3,558	3,836	(761)	7,316	(6,640)
Net (loss) income	(11,347)	5,028	(3,753)	(167)	9,338
Remeasurement of preferred shares	2,530	300	150	2,490	4,080
Remeasurement of Series E units	1,356	-	-	-	-
Gain on conversion of Series E units	-	(11,463)	-	-	-
Loss on early extinguishment of debt	-	-	-	13,408	-
Gain on sale of single-family properties, net	-	(234)	(658)	(11,682)	(1,995)
Depreciation and amortization	62,163	69,517	79,604	75,392	74,164
Acquisition fees and costs expensed	5,280	5,653	3,489	1,757	544
Noncash share-based compensation expense	782	870	983	891	892
Interest expense	27,874	30,977	35,481	32,851	31,538
General and administrative expense	6,409	8,057	7,346	7,563	8,026
Property operating expenses for vacant single-family properties (1)	984	-	-	-	-
Other expenses	1,084	1,253	2,087	3,142	5,496
Other revenues	(1,885)	(3,751)	(3,846)	(5,214)	(2,987)
Tenant charge-backs	16,331	21,016	20,253	30,808	23,177
Expenses reimbursed by tenant charge-backs	(16,331)	(21,016)	(20,253)	(30,808)	(23,177)
Bad debt expense excluded from operating expenses	972	1,069	1,414	2,609	1,877
Bad debt expense included in revenues	(972)	(1,069)	(1,414)	(2,609)	(1,877)
Core net operating income	**95,230**	**106,207**	**120,883**	**120,431**	**129,096**
Less: Non-Same-Home core net operating income	32,338	40,757	54,526	55,115	59,885
Same-Home core net operating income	**62,892**	**65,450**	**66,357**	**65,316**	**69,211**
Same-Home capital expenditures	3,856	3,326	4,833	5,719	3,469
Same-Home core net operating income after capital expenditures	**$ 59,036**	**$ 62,124**	**$ 61,524**	**$ 59,597**	**$ 65,742**

(1) Beginning January 1, 2016, property operating expenses for vacant single-family properties has been included in property operating expenses in the consolidated statements of operations.

AMERICAN Homes 4 Rent 14

DEFINED TERMS AND NON-GAAP RECONCILIATIONS

EBITDA and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) net gain or loss on sale / impairment of single-family properties, (3) noncash share-based compensation expense, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value. We consider Adjusted EBITDA to be a meaningful financial measure of operating performance because it excludes the impact of various income and expense items that are not indicative of operating performance.

The following is a reconciliation of net (loss) income attributable to common shareholders, determined in accordance with GAAP, to EBITDA and Adjusted EBITDA for the trailing five quarters (amounts in thousands):

	For the Three Months Ended				
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016
Net (loss) income attributable to common shareholders	$ (20,474)	$ (4,377)	$ (10,404)	$ (21,152)	$ 2,391
Dividends on preferred shares	5,569	5,569	7,412	13,669	13,587
Noncontrolling interest	3,558	3,836	(761)	7,316	(6,640)
Net (loss) income	(11,347)	5,028	(3,753)	(167)	9,338
Interest expense	27,874	30,977	35,481	32,851	31,538
Depreciation and amortization	62,163	69,517	79,604	75,392	74,164
EBITDA	**78,690**	**105,522**	**111,332**	**108,076**	**115,040**
Noncash share-based compensation expense	782	870	983	891	892
Acquisition fees and costs expensed	5,280	5,653	3,489	1,757	544
(Gain) loss on sale / impairment of single-family properties, net	-	(60)	68	(11,115)	1,508
Loss on early extinguishment of debt	-	-	-	13,408	-
Gain on conversion of Series E units	-	(11,463)	-	-	-
Remeasurement of Series E units	1,356	-	-	-	-
Remeasurement of preferred shares	2,530	300	150	2,490	4,080
Adjusted EBITDA	**$ 88,638**	**$ 100,822**	**$ 116,022**	**$ 115,507**	**$ 122,064**

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16 DEFINED TERMS AND NON-GAAP RECONCILIATIONS FFO, Core FFO and Adjusted FFO FFO attributable to common share and unit holders is a non-GAAP financial measure defined as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Core FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share- based compensation expense, (3) noncash interest expense related to acquired debt, (4) gain or loss on early extinguishment of debt, (5) noncash gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value. Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our single-family properties and (2) actual leasing costs incurred during the period. As many of our homes are still recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home property by (b) our total number of properties, excluding non- stabilized and held for sale properties.

DEFINED TERMS AND NON-GAAP RECONCILIATIONS

The following is a reconciliation of net (loss) income attributable to common shareholders, determined in accordance with GAAP, to FFO, Core FFO and Adjusted FFO for the trailing five quarters (amounts in thousands):

	For the Three Months Ended				
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016
Net (loss) income attributable to common shareholders	$ (20,474)	$ (4,377)	$ (10,404)	$ (21,152)	$ 2,391
Adjustments:					
Noncontrolling interests in the Operating Partnership	3,657	3,912	(616)	7,542	(6,525)
Net (gain) loss on sale / impairment of single-family properties	-	(60)	68	(11,115)	1,508
Depreciation and amortization of real estate assets	60,714	68,162	78,216	73,790	72,118
Funds from operations attributable to common share and unit holders	**$ 43,897**	**$ 67,637**	**$ 67,264**	**$ 49,065**	**$ 69,492**
Adjustments:					
Acquisition fees and costs expensed	5,280	5,653	3,489	1,757	544
Noncash share-based compensation expense	782	870	983	891	892
Noncash interest expense related to acquired debt	-	576	1,649	1,474	865
Loss on early extinguishment of debt	-	-	-	13,408	-
Gain on conversion of Series E units	-	(11,463)	-	-	-
Remeasurement of Series E units	1,356	-	-	-	-
Remeasurement of preferred shares	2,530	300	150	2,490	4,080
Core funds from operations attributable to common share and unit holders	**$ 53,845**	**$ 63,573**	**$ 73,535**	**$ 69,085**	**$ 75,873**
Recurring capital expenditures	(5,799)	(6,017)	(8,755)	(10,411)	(6,353)
Leasing costs	(1,844)	(1,929)	(2,151)	(2,119)	(1,806)
Adjusted FFO attributable to common share and unit holders	**$ 46,202**	**$ 55,627**	**$ 62,629**	**$ 56,555**	**$ 67,714**
Weighted-average number of FFO shares	262,322,640	273,898,215	294,044,169	293,958,490	295,443,317
FFO per weighted-average FFO share	**$ 0.17**	**$ 0.25**	**$ 0.23**	**$ 0.17**	**$ 0.24**
Core FFO per weighted-average FFO share	**$ 0.21**	**$ 0.23**	**$ 0.25**	**$ 0.24**	**$ 0.26**
Adjusted FFO per weighted-average FFO share	**$ 0.18**	**$ 0.20**	**$ 0.21**	**$ 0.19**	**$ 0.23**

17